Exhibit 99.1

Pioneer Announces $1.8 Million in New Orders

Strong Start to 2026 Highlights Demand for EV Charging Solutions in Education, Utilities and Aviation Verticals

FORT LEE, N.J., February 24, 2026 /BusinessWire/ -- Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a leader in the design, manufacture, service and integration of distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced a strong start to 2026 with approximately $1.8 million received from new orders through mid-February.

“Securing over $1.75 million in new orders within the first few weeks of the year confirms the continued relevance of our broad suite of charging and power solutions,” said Nathan J. Mazurek, Chairman and CEO of Pioneer. “Enterprises simply cannot secure enough reliable power in an economically reasonable timeframe. Our ability to deliver high-capacity, off-grid power solutions to customers across North America today is a more significant competitive advantage than ever before. We believe this early momentum positions us for another year of high revenue growth as we continue to convert a robust pipeline into tangible results for our shareholders.”

Select New Business Highlights

Order from a top-tier California public school district

In partnership with A-Z Bus Sales, Inc., Pioneer has agreed to provide an e-Boost Mobile unit that delivers 180KW of power dispensed via six DCFC charging ports to one of Southern California’s leading school districts to support its growing fleet of electric school buses. Currently serving 13,000 students with a fleet of more than 50 buses, the school district requires an off-grid charging solution to bridge chronic utility connection delays, ensuring uninterrupted deployment of its zero-emission buses.

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A-Z Bus Sales, Inc. modified e-Boost Mobile 175 with 3 InCharge DCFC chargers (6 ports)

A-Z Bus Sales, Inc., a premier alliance partner for e-Boost and California’s largest and longest-serving Blue Bird bus dealer, has been at the forefront of electric and alternative-fuel student transportation. A-Z expects this project to be part of a larger series of e-Boost orders it anticipates securing and delivering in 2026. A-Z Bus Sales recently delivered its one-thousandth all-electric, zero-emission bus, supporting many West Coast school districts’ shift to cleaner, greener fleets.

Order from one of the top ten largest public-school districts in the U.S.

To support a rapidly expanding fleet of all-electric buses for a nationally-ranked metropolitan school district in Central Florida facing infrastructure dealys, Pioneer has agreed to deploy two e-Boost PureEnergy units with twelve 60KW fast-charging ports, providing the critical infrastructure needed to charge the school districts recent acquisition of 26 IC (International) and Thomas Built electric school buses. As Florida’s largest student transportation system carrying 52,000 students daily across more than 500 routes with a fleet of over 900 buses, this school district is expected to power its growing clean energy fleet reliably while reinforcing its leadership in electric bus adoption statewide.

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e-Boost Mobile 240 with six Heliox EV Chargers on wheels

Award from the largest investor-owned utility (IOU) in the Southeast U.S.

Supporting a Southeastern utility at the forefront of grid modernization and EV infrastructure expansion, Pioneer eMobility will provide skid-mounted, advanced PureCharging with four dual-port 60KW Heliox DCFC chargers in collaboration with Heliox Energy (a Siemens company) for off-grid deployment at several of the utility’s remote service sites. This infrastructure is expected to power more than 50 EVs in the utility’s fleet to operate reliably in challenging locations, replacing traditional trucks and demonstrating how clean transportation solutions can be integrated seamlessly into large-scale electric fleet operation and maintenance.

e-Boost Mobile PureCharging Light Duty with four dual port 60KW Heliox EV Chargers

Order for e-Boost-D in collaboration with the largest airport operator in Canada

Working in conjunction with a leading provider of EV charging infrastructure for commercial and municipal vehicle fleet electrification in Canada, Pioneer secured an e-Boost order for the leading Canadian aviation hub serving over 45 million annual passengers. This was a competitive bid that challenged the vendors on innovation, experience and value of Pioneer’s solution. As part of this order, Pioneer has agreed to provide two e-Boost D Mobile units integrated with chargers from the leading Canadian EV charger company to support daily charging of airside EV fleet vehicles and equipment. Each of the e-Boost-D units are expected to distribute 100kW of power to four 80A Autel level 2 charging ports to support the expanding fleet at the airport.

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e-Boost D Mobile (renewable Diesel) with four ports on two 80A Autel Level 2 EV Chargers

A new year, a new platform that meets market demand – e-Boost D Mobile

During the second half of 2025, Pioneer, in its efforts to continuously expand its addressable market, designed e-Boost D Mobile, an e-Boost Mobile model that is powered on diesel or renewable diesel. Propelled by robust policy tailwinds and the Clean Fuel Production Credit (45Z), renewable diesel demand surged in 2025. e-Boost D has been a widely requested model that accelerated in momentum over late 2025 and with this first purchase order for the largest Canadian airport operator, Pioneer officially unveils this solution.

“From electric school bus deployments in California and Florida to off-grid charging solutions for utilities in Southeastern U.S. and aviation mega-hub in Canada, we are removing the primary barriers to EV adoption,” added Geo Murickan, President of Pioneer eMobility. “We aren’t just selling chargers or power, we are providing operational certainty for large-scale fleet transitions.”

Pioneer believes that these orders underscore a critical shift in the market and reaffirm how organizations are increasingly bypassing multi-year utility upgrade timelines in favor of Pioneer’s “Energy-at-the-Edge” solutions, which provide immediate, off-grid power for mission-critical fleets, businesses and beyond. These orders also further bolster Pioneer’s introduction of PRYMUS, the “Pure Power” version of e-Boost and its role as the foundational, mobile, “Private Grid” for large-scale electrification including powering “Edge” Computing Data Centers.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, service of distributed energy resources, power generation equipment and mobile electric charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

e-Boost is Pioneer’s portfolio of smart, mobile EV charging solutions that is revolutionizing the industry with its speed, flexibility, and sustainability. Since its launch in November 2021, e-Boost has established itself as the market leader, delivering mobile, off-grid charging solutions with unparalleled lead times and an extensive range of platforms. Trusted by electric bus and truck manufacturers, fleet management companies, municipalities, and EV infrastructure providers, e-Boost is setting the standard for innovative, all-inclusive EV charging solutions. To learn more about Pioneer’s e-Boost, please visit its website at www.pioneer-emobility.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully operate its business after the divestiture of its E-Bloc business, (ii) the Company’s ability to successfully increase its revenue and profit in the future, (iii) general economic conditions and their effect on demand for electrical equipment, (iv) the effects of fluctuations in the Company’s operating results, (v) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (vi) the Company’s dependence on two customers for a large portion of its business, (vii) the potential loss or departure of key personnel, (viii) unanticipated increases in raw material prices or disruptions in supply, (ix) the Company’s ability to realize revenue reported in the Company’s backlog, (x) future labor disputes, (xi) changes in government regulations, (xii) the liquidity and trading volume of the Company’s common stock, (xiii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event, (xiv) risks associated with litigation and claims, which could impact our financial results and condition, and (xv) the Company’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com